                                                   Airgas, Inc.
                                                   259 N. Radnor-Chester Road
                                                   Suite 100
                                                   Radnor, PA 19087-5283
                                                   www.airgas.com

AIRGAS

                                NEWS RELEASE
--------------------------------------------------------------------------------

Exhibit 99.1

Investor Contact:                                              Media Contact:
-----------------                                              --------------
Melissa Nigro (610) 902-6206                        James Ely (610) 902-6010
melissa.nigro@airgas.com                                  jim.ely@airgas.com



For release:      IMMEDIATELY


                  AIRGAS REPORTS SECOND QUARTER EPS OF $0.26

RADNOR, PA - October 29, 2003 -- Airgas, Inc., (NYSE: ARG) today reported earnings for its second quarter ended September 30, 2003. Net earnings for the quarter were $19.1 million, or $0.26 per diluted share, compared to $19.2 million, or $0.27 per diluted share, in the same period a year ago. Second quarter results include insurance-related losses of $2.8 million, or $0.02 per diluted share, for previously announced incidents at two of the Company's facilities.

Second quarter sales increased 2% to $460 million, while total same-store sales were essentially flat compared to the same quarter a year ago, reflecting continued weakness in manufacturing and other industrial segments. Same-store sales in the Distribution segment were down 1%, driven by a 2% decline in hardgoods. Same-store sales for the Gas Operations segment increased 4%, attributed to sales from the Hopewell, Virginia CO2 plant, which began operations in January 2003.

Net earnings for the six months ended September 30, 2003 were $0.51 per diluted share compared to prior year results of $0.46 per diluted share. The six months ended September 30, 2002 included charges of $2.9 million ($2.2 million after tax), or $0.03 per diluted share, related to a special charge for the integration of the Air Products acquisition ($2.7 million) and a net divestiture loss.

"I am pleased with our operational and financial performance in the second quarter," said Airgas Chairman and Chief Executive Officer Peter McCausland. "Airgas associates are managing well in a tough environment. We will continue to manage our costs conservatively until it becomes clearer that the industrial economy is on the mend."

Free Cash Flow for the six months ended September 30, 2003 was $33 million compared to $29 million in the prior year, driving a $22 million reduction in adjusted debt. The definition of free cash flow and a reconciliation to the attached Consolidated Statement of Cash Flows, as well as the definition of adjusted debt and a reconciliation to the balance sheet are attached.

McCausland continued, "Daily sales rates improved sequentially throughout the quarter, with September posting the highest level we've seen since December. October trends are running slightly behind September. We are cautiously optimistic, although it is important to remember that the industrial economy still has a long road to recovery. We have adjusted the range for our full year earnings per share guidance to $1.03 to $1.10, specifically reflecting the insurance related losses of $0.02 per share in the second quarter."

The Company will conduct an earnings teleconference on Thursday, October
30, 2003, beginning at 11:00 a.m. Eastern Time. Access the teleconference by calling (800) 811-8824. This press release, slides to be presented during the Company's teleconference and information about how to access a live and on-demand webcast of the teleconference are available in the `Investor Info' section on the Company's Internet site www.airgas.com.
The telephone replay will be accessible for one week starting October
30th at approximately 1 p.m. Eastern Time by calling (888) 203-1112 and entering passcode 256959.

ABOUT AIRGAS, INC.

Airgas, Inc. is the largest U.S. distributor of industrial, medical and specialty gases, welding, safety and related products. Its integrated network of nearly 800 locations includes branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

                          FORWARD-LOOKING STATEMENTS

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: continuing efforts to manage costs conservatively until the industrial economy strengthens; being cautiously optimistic about sales and the economy; and the range of expected earnings per share for fiscal 2004. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: the success of the Company's ability to execute on its strategic initiatives of improving operational efficiency and growing sales and market share;
an economic downturn; increased industry competition; adverse changes in customer buying patterns; significant fluctuations in interest rates; political and economic uncertainties associated with current world events; and other factors described in the Company's reports, including Form 10-K dated March 31, 2003 and Form 10-Q dated June 30, 2003, filed by the Company with the Securities and Exchange Commission.

Consolidated statements of earnings, consolidated condensed balance sheets, consolidated statements of cash flows, and a reconciliation of non-GAAP financial measures follow.

                          AIRGAS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                 (Amounts in thousands, except per share data)
                                  (Unaudited)


                                 Three Months Ended     Six Months Ended
                                   September 30,          September 30,
                                  2003       2002       2003        2002
                                 ------     ------     ------      ------
Net sales                       $460,452   $451,053    $921,508   $908,721
                                 -------    -------     -------    -------
Costs and expenses:
  Cost of products sold
   (excl. deprec.)               220,361    214,087     441,494    436,353
  Selling, distribution and
   administrative expenses       178,175    174,737     356,636    351,036
  Depreciation                    19,824     18,169      39,115     36,628
  Amortization                     1,331      1,636       2,842      3,376
  Special charges (a)                 --         --          --      2,694
                                 -------    -------     -------    -------
       Total costs and expenses  419,691    408,629     840,087    830,087
                                 -------    -------     -------    -------

Operating income                  40,761     42,424      81,421     78,634

Interest expense, net            (10,295)   (12,040)    (20,730)   (25,161)
Discount on securitization of
 trade receivables                  (801)      (899)     (1,669)    (1,750)
Other income (expense), net         (185)      (129)       (358)      (252)
Equity in earnings
   unconsolidated affiliates       1,347      1,364       2,047      2,296
                                 -------    -------     -------    -------
Earnings before income
   tax expense                    30,827     30,720      60,711     53,767

Income tax expense                11,714     11,520      23,070     20,523
                                 -------    -------     -------    -------
Net earnings                    $ 19,113   $ 19,200    $ 37,641   $ 33,244
                                 =======    =======     =======    =======

Basic earnings per share        $    .26   $    .27    $    .52   $    .47

Diluted earnings per share      $    .26   $    .27    $    .51   $    .46


Weighted average shares
outstanding:
 Basic                            72,600     70,400      72,200     70,100
 Diluted                          74,400     71,900      74,100     72,000

See attached notes.


                         AIRGAS, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                            (Amounts in thousands)


                                          (Unaudited)
                                         September 30,    March 31,
                                            2003            2003
                                           ------          ------
ASSETS
Trade accounts receivable, net (b)       $    82,009    $    71,346
Inventories, net                             158,663        151,405
Deferred income tax asset, net                18,058         17,688
Prepaids and other current assets             29,198         30,143
                                         -----------    -----------
     TOTAL CURRENT ASSETS                    287,928        270,582


Property, plant and equipment, net (c)       901,265        869,492
Goodwill                                     439,886        437,709
Other intangible assets, net                  18,214         19,832
Other non-current assets                     102,862        102,628
                                         -----------    -----------
    TOTAL ASSETS                         $ 1,750,155    $ 1,700,243
                                         ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable, trade                  $    78,008    $    85,375
Accrued expenses and
 other current liabilities                   104,721        121,292
Current portion of long-term debt                580          2,229
                                         -----------    -----------
     TOTAL CURRENT LIABILITIES               183,309        208,896

Long-term debt (b)(c)                        684,017        658,031
Deferred income taxes                        221,359        209,140
Other non-current liabilities (c)             15,798         27,243

Stockholders' equity                         645,672        596,933
                                         -----------    -----------
     TOTAL LIABILITIES
        AND STOCKHOLDERS' EQUITY         $ 1,750,155    $ 1,700,243
                                         ===========    ===========

See attached notes.


                         AIRGAS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Amounts in thousands)
                                  (Unaudited)



                                                   Six Months Ended          Six Months Ended
                                                  September 30, 2003        September 30, 2002
                                                  ------------------        ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings                                          $  37,641                  $ 33,244
Adjustments to reconcile net earnings to net
cash provided by operating activities:
  Depreciation                                           39,115                    36,628
  Amortization                                            2,842                     3,376
  Deferred income taxes                                  10,600                    (3,006)
  Equity in earnings of unconsolidated affiliates        (2,047)                   (2,296)
  Loss on divestitures                                       --                       241
  (Gain) loss on sales of plant and equipment               217                       (85)
  Stock issued for employee stock purchase plan           4,384                     4,502
Changes in assets and liabilities, excluding
effects of business acquisitions and divestitures:
  Securitization of trade receivables                    (6,200)                   20,500
  Trade receivables, net                                 (3,404)                  (20,589)
  Inventories, net                                       (6,569)                    6,264
  Prepaid expenses and other current assets                 575                    18,533
  Accounts payable, trade                                (7,384)                    1,437
  Accrued expenses and other current liabilities         (4,241)                  (12,131)
  Other assets                                               76                    (1,755)
  Other liabilities                                       2,340                    (2,989)
                                                        -------                   -------
     Net cash provided by operating activities           67,945                    81,874
                                                        -------                   -------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                  (42,151)                  (34,271)
  Proceeds from sales of plant and equipment              3,133                     2,748
  Proceeds from divestitures                                 --                     3,167
  Business acquisitions, holdbacks and other
   settlements of acquisition related liabilities        (5,852)                   (4,816)
  Dividends and fees from unconsolidated affiliates       1,098                     1,402
  Other, net                                             (1,728)                     (686)
                                                        -------                   -------
     Net cash used in investing activities              (45,500)                  (32,456)
                                                        -------                   -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from borrowings                              136,461                    167,229
  Repayment of debt                                    (151,871)                  (224,157)
  Dividends paid to stockholders                         (5,866)                        --
  Exercise of stock options                               7,353                      4,998
  Cash overdraft                                         (8,522)                     2,512
                                                        -------                    -------
     Net cash used in financing activities              (22,445)                   (49,418)
                                                        -------                    -------
Change in cash
  Cash - Beginning of period                          $      --                  $      --
  Cash - End of period                                       --                         --
                                                        -------                    -------
                                                      $      --                  $      --
                                                        =======                    =======

See attached notes


Notes:

(a) Special charges of $2.7 million ($1.7 million after tax) for the six months ended September 30, 2002 consist of a restructuring charge related to the integration of the business acquired from Air Products in the fourth quarter of fiscal 2002 and costs related to the consolidation of the Company's procurement functions. The special charges include facility exit costs associated with the closure of certain Airgas facilities and severance for approximately 130 employees.

(b) The Company participates in a securitization agreement with two commercial banks to sell up to $175 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company's revolving credit facilities. The amount of outstanding receivables under the agreement was $152.7 million and $158.9 million at September 30, 2003 and March 31, 2003, respectively.

(c) Since October 1999, the Company has leased certain real estate and equipment from a grantor trust (the "Trust") established by a commercial bank under a sale-leaseback arrangement. The Trust was not consolidated for financial reporting purposes. Effective July 1, 2003, the Company has elected to early adopt Financial
     Accounting Standards Board Interpretation No. 46, which requires the consolidation of the Trust. The consolidation of the Trust resulted in the Company recording assets of $29 million and debt of $42 million, while eliminating a deferred gain of $13 million that was previously carried on the balance sheet as a long-term liability. Consolidation of the Trust was a non-cash transaction.


(d) Business segment information for the Company's Distribution and Gas
    Operations segments is shown below:


                                Three Months Ended                        Three Months Ended
                                September 30, 2003                        September 30, 2002
                                ------------------                        ------------------

(In thousands)       Dist.     Gas Ops.    Elim    Combined     Dist.    Gas Ops.    Elim    Combined
                     ------    ---------   -----   ---------    ------   --------    -----   ---------
Gas and rent         $217,481  $52,154  $(10,026)  $259,609     $214,905  $49,700   $(9,817)  $254,788
Hardgoods             200,215    1,318      (690)   200,843      195,424    1,342      (501)   196,265
                     --------  -------  ---------  --------     --------  -------   --------  --------
 Total net sales      417,696   53,472   (10,716)   460,452      410,329   51,042   (10,318)   451,053

Cost of products
 sold, excl.
 deprec. expense      207,195   23,882   (10,716)   220,361      201,549   22,856   (10,318)   214,087
Selling, distribution
 and administrative
 expenses             161,289   16,886              178,175      158,858   15,879              174,737
Depreciation
 expense               16,645    3,179               19,824       15,325    2,844               18,169
Amortization
 expense                1,189      142                1,331        1,518      118                1,636
                     --------  -------             --------     --------  -------             --------
Operating income       31,378    9,383               40,761       33,079    9,345               42,424
                     --------  -------             --------     --------  -------             --------

                                Six Months Ended                          Six Months Ended
                               September 30, 2003                        September 30, 2002
                               ------------------                        ------------------

(In thousands)       Dist.     Gas Ops.    Elim    Combined     Dist.    Gas Ops.    Elim    Combined
                     ------    ---------   -----   ---------    ------   ---------   -----   --------
Gas and rent         $437,888  $100,226 $(19,624) $518,490      $431,862  $93,367  $(18,657)  $506,572
Hardgoods             401,663     2,667   (1,312)  403,018       400,522    2,641    (1,014)   402,149
                     --------  -------- --------- --------      --------  -------  ---------  --------
 Total net sales      839,551   102,893  (20,936)  921,508       832,384   96,008   (19,671)   908,721


Cost of products
 sold, excl.
 deprec. expense      416,344    46,086  (20,936)  441,494       412,998   43,026   (19,671)   436,353
Selling, distribution
 and administrative
 expenses             323,239    33,397            356,636       319,471   31,565              351,036
Depreciation
 expense               32,815     6,300             39,115        31,001    5,627               36,628
Amortization
 expense                2,546       296              2,842         3,135      241                3,376
Special charges            --        --                 --         2,694       --                2,694
                     --------  --------           --------      --------  -------             --------
Operating income       64,607    16,814             81,421        63,085   15,549               78,634
                     --------  --------           --------      --------  -------             --------


Reconciliation of Non-GAAP Financial Measures (Unaudited)
---------------------------------------------------------

  Free Cash Flow:
  --------------

  Reconciliation of net cash provided by operating activities per the Consolidated Statement of Cash Flows to Free Cash Flow:

                                                      Six Months Ended            Six Months Ended
  (Amounts in thousands)                             September 30, 2003          September 30, 2002
                                                     ------------------          ------------------
   Net cash provided by operating activities              $67,945                     $81,874

   PLUS:
   Dividends and fees from equity affiliates                1,098                       1,402

   LESS:
   Cash (provided) used by the securitization of
    trade receivables                                       6,200                     (20,500)
   Capital expenditures                                   (42,151)                    (34,271)
                                                          -------                     -------
   Free Cash Flow                                         $33,092                     $28,505
                                                          =======                     =======

  The Company believes Free Cash Flow provides investors meaningful insight into the Company's ability to generate cash from continuing operations, which can be used at management's discretion for acquisitions, the repayment of debt or to support other investing and financing activities.

  Reduction of Adjusted Debt:
  ----------------------------

  Reconciliation of the change in debt per the Balance Sheet to the decrease in debt adjusted for off-balance sheet and non-cash items
  ("adjusted debt"):

                                                                                 Change in Adjusted
  (Amounts in thousands)                  September 30, 2003  March 31, 2003           Debt
                                          ------------------   --------------    -------------------
   Debt                                       $684,597           $660,260              $24,337
   Adjustments to Debt:
      Securitization of Trade Receivables      152,700            158,900               (6,200)

      Lease Obligation with a Trust(1)              --             42,097              (42,097)

      Interest Rate Swap Agreements            (15,864)           (17,681)               1,817
                                              --------           --------             --------
   Adjusted Debt                              $821,433           $843,576             $(22,143)
                                              ========           ========             ========

  (1) As a result of the consolidation of the Trust as disclosed in note (c), the lease obligation with the Trust has been classified as debt at September 30, 2003.

  The Company uses Adjusted Debt to provide investors with a more accurate and meaningful measure of the change in the Company's obligation to repay debt by adjusting for non-cash items and funds received (or repaid) under the trade receivables securitization program.